UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 3, 2004

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 – Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 – Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Item 5.	Other Events and Regulation FD Disclosure

On May 3, 2004, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. TO WEBCAST AND TELECONFERENCE FINANCIAL ANALYST PRESENTATION ON MONDAY, MAY 10, 2004

HONOLULU – Hawaiian Electric Industries, Inc. (NYSE – HE) today announced that its Monday, May 10, 2004, financial analyst presentation in New York will be broadcast live on its website and via teleconference beginning at approximately 12:30 p.m. EST. The event can be accessed through HEI’s website at http://www.hei.com or by dialing (913) 981-5559 for the teleconference call.

An online replay will be available at the same website beginning about two hours after the event and continuing through Monday, May 24, 2004. Replays of the teleconference call will also be available approximately two hours after the event through Monday, May 24, 2004, by dialing (888) 203-1112, pass code: 708454.

HEI and its subsidiaries are a critical part of Hawaii’s economy. HEI supplies power to over 400,000 customers or 93% of the Hawaii market through its electric utilities and a wide array of banking and other financial services to consumers and businesses through the state’s third largest financial institution.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Eric K. Yeaman	/s/ Richard A. von Gnechten

Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: May 4, 2004	Richard A. von Gnechten Financial Vice President (Principal Financial Officer of HECO) Date: May 4, 2004

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